    As Filed with the Securities and Exchange Commission on February 5, 2002
                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                          GENESIS HEALTH VENTURES, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                           06-1132947
--------------------------------                         -----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                              101 East State Street
                            Kennett Square, PA 19348
                                 (610) 444-6350
                 (Address, including telephone number, zip code
                         of Principal Executive Offices)

                          GENESIS HEALTH VENTURES, INC.
                             2001 STOCK OPTION PLAN

                  GENESIS HEALTH VENTURES, INC. RETIREMENT PLAN
                            (Full title of the Plans)

                                Michael R. Walker
                      Chairman and Chief Executive Officer
                 101 East State Street Kennett Square, PA 19348
                                 (610) 444-6350
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                           Richard J. McMahon, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5554
                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                Proposed        Proposed
                                                                Maximum          Maximum
                                             Amount To Be    Offering Price     Aggregate       Amount Of
    Title Of Securities To Be Registered      Registered       Per Share     Offering Price  Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock ($0.02 par value) issuable      3,480,000 (1)     $19.34 (2)    $67,303,200 (2)      $6,192
under the 2001 Stock Option Plan.........
--------------------------------------------------------------------------------------------------------------
Common Stock ($0.02 par value) issued under     350,000        $16.00 (3)    $5,600,000 (3)        $516
the Retirement Plan......................
--------------------------------------------------------------------------------------------------------------
Total                                          3,830,000          ---          $72,903,200        $6,708
==============================================================================================================

         (1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the 2001 Stock Option Plan.

         (2) Pursuant to Rule 457(h), based upon the price at which stock options issued pursuant to the 2001 Stock Option Plan and covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the bid and ask price of the registrant's common stock reported on the OTC Bulletin Board on January 31, 2002.

         (3) Pursuant to Rule 457(h), based upon the average of the bid and ask price of the registrant's common stock reported on the OTC Bulletin Board on January 31, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, as filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

         (a) our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed December 28, 2001;

         (b)      our Current Report on Form 8-K dated September 24, 2001;

         (c)      our Current Report on Form 8-K dated September 20, 2001; and

         (d) the description of our common stock, par value $0.02 per share, contained in our Form 8-A12G, File No. 000-33217, filed on October 2, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, and all amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of the filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), our amended and restated bylaws ("Bylaws") provide that a director shall not be personally liable in such capacity for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

Our bylaws also provide that we must indemnify our current and former officers and directors to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding to which he or she was or are a party, or are threatened to be made a party, by reason of his or her being or having been a director or executive officer of us, or serving or having served any other business enterprise or trust as a director, officer, employee, general partner, agent or fiduciary at our request. However, no indemnification shall be provided to any of our current or former directors or officers (i) for liabilities arising under Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (iii) for expenses or liabilities which have been paid directly to, or for the benefit of, such person by an insurance carrier and
(iv) for amounts paid in settlement of actions without the written consent of our board of directors. The Bylaws also permit the Company to indemnify any person in any situation not covered by the Bylaws to the extent permitted by applicable law.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the BCL, contain provisions for mandatory and discretionary indemnification of a Pennsylvania corporation's directors, officers and other personnel, and related matters. Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1744 provides that, unless ordered by a court, any indemnification under
Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or
(iii) by the shareholders.

Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

The above discussion of the registrant's Amended and Restated Bylaws and the BCL is not intended to be exhaustive and is respectfully qualified in its entirety by the registrant's Amended and Restated Bylaws and the BCL.

The registrant has obtained insurance policies insuring its directors and officers and those of its subsidiaries against some liabilities they may incur in their capacities as directors or officers. Under such insurance policies, the insurer, on behalf of the registrant, may also pays amounts for which the registrant has granted indemnification to the directors or officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.       EXHIBITS.

    4.1* Amended and Restated Articles of Incorporation of Genesis Health Ventures, Inc.

    4.2*      Amended and Restated Bylaws of Genesis Health Ventures, Inc.

    5.1       Opinion of Counsel

    5.2 The registrant hereby undertakes that it will submit the Retirement Plan (and any amendments thereto) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Retirement Plan.

   23.1       Consent of Independent Auditors

   23.2       Consent of Counsel (included in Exhibit 5.1)

   24.1 Power of Attorney (included on signature page of this registration statement)

   99.1*      2001 Stock Option Plan

   99.2**     Retirement Plan

---------------------------

* Incorporated by reference to an exhibit to the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and filed with the Securities and Exchange Commission on December 28, 2001.

** Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1, dated June 19, 1991 (Registration No. 33-40007).

ITEM 9.       UNDERTAKINGS.

(a)      The undersigned registrant, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any events or facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, Commonwealth of Pennsylvania, on February 1, 2002.

                                           GENESIS HEALTH VENTURES, INC.


                                           By: /s/ George V. Hager, Jr.
                                               -----------------------------
                                               George V. Hager, Jr.
                                               Executive Vice President and
                                               Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael R. Walker and George V. Hager, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of February 1, 2002.

             SIGNATURE                                     TITLE(S)
             ---------                                     --------

/s/ Michael R. Walker                         Chairman, Chief Executive Officer
------------------------------                (Principal Executive Officer)
Michael R. Walker                             and Director


/s/ James H. Bloem                            Director
------------------------------
James H. Bloem


/s/ Edwin M. Crawford                         Director
------------------------------
Edwin M. Crawford


/s/ James E. Dalton, Jr.                      Director
------------------------------
James E. Dalton, Jr.


/s/ James D. Dondero                          Director
------------------------------
James D. Dondero


/s/ Robert H. Fish                            Director
------------------------------
Robert H. Fish


/s/ Dr. Phillip R, Gerbino                    Director
------------------------------
Dr. Phillip P. Gerbino


/s/ Joseph A. LaNasa, III                     Director
------------------------------
Joseph A. LaNasa, III


/s/ George V. Hager, Jr.                      Chief Financial Officer
------------------------------                (Principal Accounting Officer and
George V. Hager, Jr.                          Principal Financial Officer)

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

    4.1* Amended and Restated Articles of Incorporation of Genesis Health Ventures, Inc.

    4.2*      Amended and Restated Bylaws of Genesis Health Ventures, Inc.

    5.1       Opinion of Counsel

   23.1       Consent of Independent Auditors

   23.2       Consent of Counsel (included in Exhibit 5.1)

   24.1 Power of Attorney (included on signature page to this registration statement)

   99.1*      2001 Stock Option Plan

   99.2**     Retirement Plan

---------------------------

* Incorporated by reference to an exhibit to the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and filed with the Securities and Exchange Commission on December 28, 2001.

** Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1, dated June 19, 1991 (Registration No. 33-40007).